SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) : January 2, 2001

                           Commission File No. 0-21955



                                 M&A WEST, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Colorado                                       84-1356427
--------------------------------                --------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                583 San Mateo Avenue, San Bruno, California 94066
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (650) 588-2678
                            ------------------------
                            (Issuer telephone number)

Item 4.     Changes in Registrant's Certifying Accountant.

      On December 27, 2000, the client-auditor relationship between M&A West, Inc. (the "Company") and Hood & Strong LLP ("Hood & Strong") ceased as Hood & Strong resigned as the Company's auditor.

      To the knowledge of the Company's current Board of Directors, Hood & Strong's report of the financial statements of the Registrant for the last fiscal year did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

      During the audit of the Company's financial statements for the fiscal year ended May 31, 2000, Hood & Strong had the following disagreements with the Company that were resolved to Hood & Strong's satisfaction:

      (degree) The Company initially disagreed with the amortization period Hood
            & Strong believed appropriate for certain long-term intangible assets related to the acquisitions of the assets of Investor Packages and Market Awareness Consultants.

      (degree) The Company initially disagreed with the amortization period Hood
            & Strong belived appropriate for the goodwill related to the acquisition of Sierra Net.

      (degree) The Company initially disagreed with Hood & Strong's opinion that marketable equity securities at May 31, 2000, should be valued in accordance with FAS 115.

      (degree) The Company initially disagreed with Hood & Strong's opinion that losses on the sale of equity securities received for consulting services should be recorded as trading losses.

The items above were communicated to the Company's audit committee. The Company has authorized Hood & Strong to respond fully to the inquiries of Malone & Bailey PLLC, the successor accountant, concerning the subject matter of each of such disagreements. The Company requested that Hood & Strong furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

      On December 22, 2000, Hood & Strong advised the Company that information had come to the accountant's attention that caused it to conclude that its opinion on the financial statements dated August 3, 2000 for the year ended May 31, 2000 cannot be relied upon. Accordingly, Hood & Strong withdrew its auditors report. The Company will be reducing the revenues that were stated for the year ended May 31, 2000 and the quarter ended August 31, 2000.

      On December 27, 2000, the Registrant engaged Malone & Bailey PLLC as its independent accountants for the fiscal year ended May 31, 2000. During the two most recent fiscal years and any subsequent interim period prior to engaging Malone & Bailey, the Company did not consult with Malone & Bailey regarding either (i) the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). Malone & Bailey PLLC has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addresssed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a). Malone & Bailey PLLC did not furnish a letter to the Commission.

      The Company has requested that Hood & Strong review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter will be filed within two days of receipt.

                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                         M&A WEST, INC.

     January 2, 2001
                                        /s/ Scott Kelly
                                        -------------------------------------
                                        Scott Kelly
                                        Chairman and Chief Executives Officer

                                        /s/ Sal Censoprano
     January 2, 2001                   -------------------------------------
                                        Sal Censoprano
                                        Chief Financial Officer and Secretary